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Exhibit 99.2

CONSENT OF DIRECTOR NOMINEE

          Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Ares Commercial Real Estate Corporation.

/s/ MICHAEL H. DIAMOND Michael H. Diamond
Dated: March 6, 2012

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  Exhibit 99.2
CONSENT OF DIRECTOR NOMINEE